EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Tenax Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	49,999,998(2)	$4.01(3)	$200,499,992	$0.0001476000	$29,593.80
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—		—
	Total Offering Amounts					$200,499,992		$29,593.80
	Total Fees Previously Paid					—		$0
	Total Fee Offsets					—		$0
	Net Fee Due							$29,593.80

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares of common stock, $0.0001 par value per share (the “Common Stock”), of Tenax Therapeutics, Inc. (the “Registrant”) which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)

The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 49,999,998 shares of the registrant’s common stock, which consists of (i) 1,450,661 outstanding shares of common stock, (ii) 31,882,671 shares of common stock issuable upon the exercise of outstanding pre-funded warrants, and (iii) 16,666,666 shares of common stock issuable upon the exercise of outstanding warrants.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock as reported on Nasdaq Capital Market on August 27, 2024 of $4.01 per share.